UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 24, 2007

UNIFI, INC.
(Exact name of registrant as specified in its charter)

New York (State of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue
Greensboro, North Carolina 27410
(Address of principal executive offices, including zip code)

(336) 294-4410
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION

OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

            Effective May 24, 2007, the Board of Directors of Unifi, Inc. (the "Corporation") appointed Stephen Wener ("Mr. Wener") to the Board of Directors of the Corporation.  Mr. Wener, who lives in Franklin Lakes, New Jersey, has served as the President and CEO of Dillon Yarn Corporation ("Dillon"), a privately owned South Carolina corporation, since 1980.  Mr. Wener was appointed to a term expiring at the Corporation's 2007 Annual Meeting of Shareholders, at which time it is expected that he will be nominated to stand for election by the shareholders of the Corporation for a one year term.  Mr. Wener is not currently expected to be named to any committee of the Board of Directors.

             As previously disclosed, the Corporation purchased Dillon's polyester and nylon texturing operations on January 1, 2007.  In connection with this transaction the Corporation and Dillon entered into a Sales and Services Agreement for a term of two years from January 1, 2007, pursuant to which the Corporation has agreed to pay Dillon an aggregate amount of $6 million in exchange for certain sales and transitional services to be provided by Dillon's sales staff and executive management.  In addition, during the Corporation's current fiscal year, the Corporation has recorded sales to and commission income from Dillon in the aggregate amount of $18.8 million, has purchased products from Dillon in an aggregate amount of $1.5 million and has paid Dillon employee and other expense reimbursements in an aggregate amount of $4.4 million.

            Mr. Wener is a director of New River Industries, Inc. ("New River"), and together with his spouse, beneficially owns a 12% equity interest in New River.  During the Corporation's current fiscal year, the Corporation has recorded sales to New River in the amount of $1.4 million.

            Mr. Wener is an Executive Vice President of American Drawtech Company, Inc. ("ADC") and beneficially owns a 12.5% equity interest in ADC.  During the Corporation's current fiscal year, the Corporation has recorded sales to and commission income from ADC in the aggregate amount of $3.1 million.

            Mr. Wener is a director of Titan Textile Canada, Inc. ("Titan") and beneficially owns a 12.5% equity interest in Titan.  During the Corporation's current fiscal year, the Corporation has recorded sales to Titan in the amount of $1.2 million.

            On May 24, 2007, the Corporation issued a press release announcing the appointment of Mr. Wener to the Board of Directors.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(d)        Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press Release disseminated on May 24, 2007 by the Corporation

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    UNIFI, INC.

                                                    By:       /s/ CHARLES F. MCCOY
                                                                Charles F. McCoy
                                                                Vice President, Secretary and General Counsel

Dated:  May 30, 2007

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press Release disseminated on May 24, 2007 by the Corporation